EXHIBIT 10.20

Amendment and Update of the Unprotected Lease Agreement Between
Kapps-Pharma Ltd. (the “Lessor”) and Bioline Innovations Jerusalem,
Limited Partnership (the “Lessee”)

This agreement was made and executed on December 14, 2009

Whereas
The Lessee leases, from the Lessor, various areas in a building in the industrial area in Har Hotzvim in Jerusalem (hereinafter: “the Building”), as specified in section 1a below, and 22 regular parking spaces and 6 double parking spaces in the building’s  parking lot, marked in the parking space blueprint which is attached as Appendix A to this agreement (hereinafter “the Leased Premises”), in accordance with the provisions and terms of the lease agreement signed by the parties on  July 10, 2005, (hereinafter:  “the Main Agreement”), the amendment agreement dated October 23, 2007 (hereinafter: “the Amendment and Supplemental Agreement”) and the parties’ verbal agreement regarding the Lessee’s leasing of the storeroom area, as defined below;

Whereas
The Lessee notified the Lessor on June 30, 2008 of its decision to exercise the first extension period, as described in section 3 of the amendment and supplemental agreement, with regard to all of the areas in the leased premises, and there has been an agreement on additional updates regarding the leasing of the leased premises, including terms relating to the leasing of the storeroom area as defined below, all subject to the provisions and terms of this agreement;

The parties therefore agree, provide and declare as follows:

1.           The preamble to this agreement constitutes an integral part thereof.

2.
It is hereby agreed that the total area of the leased premises, as defined above, is 1,781.50 square meters (gross) in total, along with the parking spaces as described above, and that the said area is divided as follows:

(a)
751 square meters (gross) on the 6th floor of the building’s new wing, as outlined in color and marked with the letter A and with the words “the Company’s Offices,” on the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the main agreement (hereinafter:  “the New Wing Area”);

(b)
623 square meters (gross) on the 6th floor of the building’s old wing, as outlined in color and marked with the letter B and with the words “the Company’s Laboratories,”  on the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the main agreement (hereinafter:  “the Old Wing Area”);

(c)
31 square meters (gross) on the 6th floor of the building’s Old Wing, as outlined in color and marked with the letter C and with the words “Machinery Area”  in the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the main agreement (hereinafter:  “the Machinery Area”);

(d)
14 square meters (gross) of a gallery area on the 6th floor of the building’s New Wing, which, pursuant to the main agreement, are designated for the placement of machinery, as outlined in color and marked with the letter “D” and with the word “Gallery” on the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the main agreement (hereinafter: “the Gallery Area”);

(e)
225 square meters (gross) on the 6th floor of the building’s New Wing, as outlined in color and marked with the letter “E” on the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the amendment and supplemental agreement (hereinafter: “the Additional Area”);

(f)
70 square meters (gross) on the 6th floor of the building’s New Wing, as outlined in color and marked with the letter “F” on the blueprint attached as Appendix B to this agreement (hereinafter: “the Optional Area”), and which the Lessee leases from the Lessor pursuant to section 4(a) of the amendment and supplemental agreement, and subject to the following provisions of this agreement relating to the size of the optional area;

(g)
67.5 square meters (gross) on the 6th floor of the building’s New Wing, which are designated for storage only, as outlined in color and marked with the letter “G” and with the word “Storeroom” on the blueprint attached as Appendix B to this agreement (hereinafter: “the Storeroom Area”), and which the Lessee leases from the Lessor pursuant to the parties’ verbal agreement and subject to all the provisions and terms of this agreement; it is hereby noted that subject to the provisions and terms of section 4 below, the Lessee will in actuality pay for an area of only 40 square meters (gross) with regard to the storeroom area, despite the fact that in actuality the Lessee will use all of the storeroom area as described above in this section 2(g);

3.
It is hereby noted that the Lessee has, since November 11, 2007, exercised its right of first refusal regarding the leasing of the Optional Area in the building – a right granted to the Lessee in section 4 of the amendment and supplemental agreement – and that on November 11, 2007, possession of the Optional Area was transferred to the Lessee.  It is noted that pursuant to the amendment and supplemental agreement, the size of the Optional Area is 75 square meters (gross), and that nevertheless, the parties hereby agree that the area of the Optional Area is in actuality 70 square meters (gross) and that it is therefore hereby agreed that beginning on December 1, 2008, and from this date forward only, the area of the Optional Area will be updated so that it is 70 square meters (gross) (and not as stated in the amendment and supplemental agreement), and that this agreed area (70 square meters (gross)) is final and may not be disputed.

4.
(a)          It is hereby agreed that the Lessee is leasing the storeroom area from the Lessor and 2 of the double parking spaces included in the leased premises as defined above in the preamble to this agreement (hereinafter, together: “the Storeroom and the Additional Double Parking Spaces”), beginning on April 1, 2008, and that beginning on the said date, the storeroom and the additional parking spaces will be automatically added to the definition of the leased premises pursuant to the main agreement and pursuant to the amendment and supplemental agreement (hereinafter, together: “the Agreements”), [and that they] constitute an integral part of the leased premises and that they are leased to the Lessee for the entire duration of the lease as stated in the agreements and in this agreement, for all intents and purposes.

(b)
The storeroom area was delivered to the Lessee on the delivery date described above in this section 4, on an “as is” basis with regard to the said date – i.e., in shell condition and including only storeroom lighting.  The Lessee may, at its expense only and subject to the provisions and terms of the agreements with regard to the execution of work and/or modifications (including section 14 of the main agreement), carry out any additional work in the storeroom area, as it requires in order to adapt the storeroom to its needs.  To remove all doubt, it is noted that notwithstanding any other provision, the Lessor has not in any event paid and/or participated and will not pay and/or participate in any cost whatsoever in connection with any adaptation work whatsoever in the storeroom.

(c)	The Lessee is leasing the storeroom as an area that will be used for storage purposes only.

(d)
It is agreed that the Lessee will, with regard to the leasing of the storeroom area as described above, and for the lease purpose described in section 4(c) above, pay – together with and in addition to any payment imposed on the Lessee with respect to the leasing of the leased premises pursuant to the provisions of the agreements – rental payments and maintenance fees (hereinafter, also: “Maintenance Fees”) in a total amount of $US 5 per square meter (gross) of the storeroom area, with the addition of all payments that the Lessee is required to pay pursuant to the agreements for leasing the leased premises pursuant to the provisions of the agreements and of this agreement, including municipal real property tax.  It is also agreed that subject to the leasing of the storeroom area in accordance with all of the provisions and terms of this agreement, the Lessee will pay only the rental payments and maintenance fees for an area of only 40 square meters (gross).

(e)
In addition, it is hereby expressly agreed that if the Lessee makes any use of the storeroom area or of any part thereof which is other than as described in section 4(c) above, the Lessee – beginning at the time that the use is so changed – will pay to the Lessor, with respect to the leasing of the entire storeroom area (i.e., for 67.50 square meters (gross)), rental payments and maintenance fees in the amount of the rental payments and maintenance fees  that apply to the leasing of the New Wing Area in accordance with the agreements (instead of the rental payments and maintenance fees  described in section 4(d) above).

(f)
It is also agreed that with respect to the leasing of the two additional double parking spaces (as described in section 4(a) above), the Lessee will pay to the Lessor any rental payments, management fees and all other payments imposed on the Lessee with regard to the leasing of parking spaces pursuant to the agreements– in full and in a timely manner.

(g)
At the time of the signing of this agreement, the Lessee will pay to the Lessor the rental payments and maintenance fees for the leasing of the storeroom and the additional double parking spaces, as described above, for the lease period from April 1 2008 through December 31, 2008.  It is also agreed that beginning on January 1, 2009, payment of the rental payments and maintenance fees for the storeroom and the additional double parking spaces will be added to payment of the rental payments for the other areas and parking spaces in the leased premises, on the first day of each calendar quarter, as provided in the agreements.

(h)
It is noted that the Lessee is required to purchase and expand the insurance policies that are required pursuant to the agreements, such that they will apply to all of the area of the leased premises, including the storeroom and the additional double parking spaces.

5.
In order to remove doubt, it is hereby noted that the Lessee has exercised in full any right of [first] refusal and/or option to rent Additional Areas and/or parking spaces which were granted to it pursuant to the agreements, and that the Lessee has no additional right of first refusal or option for the rental of any Additional Areas whatsoever and/or of any additional parking spaces whatsoever in the building.

6.
The parties hereby agree regarding the Lessee’s having exercised the first extension period, as provided in the amendment and supplemental agreement, such that the leasing of the entire leased premises will be extended for a period commencing on December 16, 2008 and concluding on December 15, 2010 (hereinafter: “the First Extension Period.”)

During the first extension period, the Lessee will pay to the Lessor the rental payments in accordance with all provisions of the agreements and of this agreement (hereinafter, together: “the Lease Agreement”) and any other payments imposed on the Lessee pursuant to the lease agreement in connection with the leasing of the leased premises, including maintenance fees, municipal property taxes and electricity.

7.
Additionally, at the time of the signing of this agreement, the Lessee will give the Lessor a written confirmation from the bank regarding the extension of the collateral (the bank guarantees) which had been delivered to the Lessor with regard to the leasing of the leased premises, such extension to be through March 15, 2011, and by one month prior to the commencement of the first extension period, the Lessee will give the Lessor a written confirmation from the Lessee’s insurance company regarding the expansion, renewal and     extension of the various insurance policies that the Lessee undertook to arrange as provided in section 17 of the main agreement, for the first extension period and with regard to the entire leased premises.

It is also hereby noted that beginning on January 1, 2009, the invoice that the Lessor will issue to the Lessee with regard to the payment of the rental payments will consolidate the account for the 1,669 square meters (gross) of the leased premises’ area – i.e., the account for the leased premises’ area excluding the Machinery Area, the Storeroom Area, and the Gallery Area in the leased premises.

8.
The other provisions of the agreements remain unchanged.  The parties expressly agree that during the current lease period and the first extension period, the agreements and all of their provisions will continue to apply to the parties and to the leasing of the leased premises, with the necessary changes, and subject to all the terms and provisions of this agreement.

And in witness thereof we have signed:

(-)	/s/ YURI SHOSHAN /s/ MORRIS LASTER
Kapps-Pharma Ltd.. Partnership	Bioline Innovations Jerusalem, Limited
By its general partner,
Bioline Innovations Jerusalem Ltd.

I the undersigned Tal Lecker, attorney for the Lessee Bioline Innovations Jerusalem, Limited Partnership, hereby confirm that Mr. Yuri Shoshan and Mr. Aharon Schwartz and Mr. Morris Laster have signed this agreement in the name of the Lessee and that they are authorized to sign the agreement and that their signature of the agreement binds the Lessee for all matters and purposes.

/s/ TAL LECKER
Attorney

Tal Lecker
Yigal Arnon & Co.
Rivlin Street 22, Jerusalem
License No. 39931

Bioline Innovations Jerusalem
Limited Partnership
By its general partner,
Bioline Innovations Jerusalem Ltd.